UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 08, 2026

STAAR Surgical Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25510 Commercentre Drive
Lake Forest, California		92630
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 303-7902

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K originally filed on September 10, 2026, is being filed solely to correct an administrative error whereby the previously described dollar value of equity awarded was correct, but the allocation among the types of equity awards was not consistent with the terms of the offer letter. This Amendment updates the disclosure to reflect the correct mix of equity awards and files a corrected copy of the offer letter as Exhibit 10.1. The full text of the original Form 8-K is set forth below as previously filed, except for the aforementions corrections.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2026, STAAR Surgical Company (the “Company”) announced that it appointed David Bailey as Chief Commercial Officer, effective that day Since 2010, Mr. Bailey has been the Founder and President of DB Consulting, a Switzerland-based strategic advisory firm providing advice to private equity firms and multinational companies, including the Company, on strategic planning, operational improvement, overall market expansion, return on investment and product innovation. Prior to DB Consulting, he served as the Company’s Chief Executive Officer & President (2001–2008) and later President, International Operations (2008–2011).

In connection with his appointment as Chief Commercial Officer, Mr. Bailey executed an Offer Letter (the “Bailey Agreement”) pursuant to which he will receive the following compensation: (i) base salary at an annual rate of CHF 462,825 (approximately $575,000), prorated in 2026 based on his start date (the “Start Date”); and eligibility to participate in the Company’s annual cash bonus program with a target bonus for fiscal 2026 of 60% of his base salary, prorated for 2026. The equity component of Mr. Bailey’s compensation consists of: (a) an initial equity grant valued at $850,000, to be granted on the Start Date and issued in the form of 50% restricted stock units (“RSUs”) and 50% stock options, with the RSUs vesting over a three-year period, with one-third vesting on the first anniversary of the grant date, one-third vesting on the second anniversary of the grant date, and the remaining one-third vesting on the third anniversary of the grant date, and the stock options also vesting over a three year period; and (b) a 2026 annual long-term incentive award valued at $1,400,000, which will be prorated based on the Start Date, in the form of 50% stock options and 50% RSUs.

In addition, Mr. Bailey will participate in all other elements of the Company’s executive compensation, benefits plans, and standard terms for severance and change in control.

The summary herein is qualified in its entirety by reference to the Bailey Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 7.01 Regulation FD Disclosure.

On September 8, 2026, the Company issued a press release (the “Press Release”) announcing Mr. Bailey’s appointment as Chief Commercial Officer. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer Letter, effective September 8, 2026, by and between the Company and David Bailey

99.1	Press release of the Company dated September 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

Date:	October 5, 2026	By:	/s/ Deborah Andrews
Deborah Andrews, Executive Vice President and Chief Financial Officer